Silicon Graphics International Corp.
Stock Unit Grant Notice
(2005 Equity Incentive Plan)
Silicon Graphics International Corp. (the “Company”), pursuant to Section 7(c) of the Company's 2005 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Stock Unit Award covering the number of stock units (the “Stock Units”) set forth below (the “Award”). This Award shall be evidenced by a Stock Unit Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.
Participant:    %%FIRST_NAME%-%
Date of Grant:    %%OPTION_DATE%-%
Vesting Commencement Date:     %%VEST_BASE_DATE%%
Number of Stock Units:    %%TOTAL_SHARES_GRANTED%-%
Payment for Common Stock:    Participant's services to the Company

Vesting Schedule:          [Time-based or performance-based.]

Special Tax Withholding Right:
In its discretion, the Board may permit or require you to direct the Company (x) (i) to withhold, from shares otherwise issuable upon vesting of the Award, a portion of those shares with an aggregate fair market value equal to the amount of the applicable withholding taxes or (ii) to withhold from proceeds of the sale of shares of Common Stock acquired upon settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), and (y) to make a cash payment equal to such fair market value directly to the appropriate taxing authorities, as provided in Section 10 of the Award Agreement.

Delivery Schedule: Delivery of one share of Common Stock for each Stock Unit which vests shall occur on the applicable vesting date, provided that delivery may be delayed as provided in Section 3 of the Award Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Stock Units and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of Stock Awards previously granted and delivered to Participant under the Plan.
When you accept this restricted stock unit grant, you and the Company agree that these units are granted under and governed by the terms and conditions of Silicon Graphics International Corps' 2005 Equity Incentive Plan and the Stock Unit Award Agreement which are available for viewing online and are made a part of this document. Hard copies of the Plan and Agreement are available upon request.

SILICON GRAPHICS INTERNATIONAL CORP.
2005 EQUITY INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT

Pursuant to the Stock Unit Grant Notice (“Grant Notice”) and this Stock Unit Award Agreement (“Agreement”), Silicon Graphics International Corp. (the “Company”) has awarded you a Stock Unit Award pursuant to Section 7(c) of the Company’s 2005 Equity Incentive Plan (the “Plan”) for the number of Stock Units as indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Stock Unit shall represent the right to receive one (1) share of Common Stock.
The details of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.NUMBER OF STOCK UNITS AND SHARES OF COMMON STOCK. The number of Stock Units in your Award is set forth in the Grant Notice.
(a)    The number of Stock Units subject to your Award and the number of shares of Common Stock deliverable with respect to such Stock Units may be adjusted from time to time for Capitalization Adjustments as described in Section 11(a) of the Plan. You shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result in a Capitalization Adjustment pursuant to Section 11(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
(b)    Any additional Stock Units, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units and Common Stock covered by your Award.
(c)    Notwithstanding the provisions of this Section 1, no fractional Stock Units or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional Stock Units or fractional shares that might be created by the adjustments referred to in this Section 1.
2.    VESTING. The Stock Units shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice and the Plan, provided that vesting shall cease upon the termination of your Continuous Service.
3.    DELIVERY OF SHARES OF COMMON STOCK. Subject to the provisions of this Agreement and the Plan, in the event one or more Stock Units vests, the Company shall deliver to you one (1) share of Common Stock for each Stock Unit that vests on the applicable vesting date. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that you are subject to the Company’s Policy Regarding Stock Trading by Officers, Directors and Employees (or any successor policy) and any shares covered by your Award are scheduled to be delivered on a day (the “Original Delivery Date”) that does not occur during a “window period” applicable to you as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Delivery Date and shall instead be delivered on the earlier to occur of the following: (i) the first day of the next “window period” applicable to you pursuant to such policy; or (ii) the day that is sixty (60) days after the Original Delivery Date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
4.    PAYMENT BY YOU. This Award was granted in consideration of your services for the Company. Subject to Section 10 below, except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company (other than your past and future services for the Company) with respect to your receipt of the Award, vesting of the Stock Units, or the delivery of the shares of Common Stock underlying the Stock Units.
5.    SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
6.    RESTRICTIVE LEGENDS. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.
7.    TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.
8.    AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.
9.    UNSECURED OBLIGATION. Your Award is unfunded, and even as to any Stock Units which vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
10.    WITHHOLDING OBLIGATIONS.
(a)    On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). In this regard, you authorize the Company or any Affiliate, at the direction and discretion of the Board and pursuant to such procedures as it may specify from time to time and to limitations of local law, to satisfy the Withholding Taxes in whole or in part (without limitation) by any one or a combination of the following: (i) your payment of a cash amount; (ii) by withholding from your wages or other cash compensation paid to you by the Company or any Affiliate; or (iii) by withholding shares of Common Stock with a Fair Market Value equal to the amount of such Withholding Taxes or (iv) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (v) by any other arrangement approved by the Board, and under such rules as may be established by the Board in compliance with the Company’s Policy Regarding Stock Trading by Officers, Directors and Employees (or any successor policy), if applicable; provided, however, that for subsections (iii) - (v) above, if applicable, the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)    Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(c)    In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

COMPANY:	Silicon Graphics International Corp. Attn: General Counsel 46600 Landing Parkway Fremont, California 94538

PARTICIPANT:	Your address as on file with the Company at the time notice is given
12.    HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
13.    AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
14.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
15.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
16.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
17.    CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.
18.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.    OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Policy Regarding Stock Trading by Officers, Directors and Employees.
* * * * *
This Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Stock Unit Grant Notice to which it is attached.
SILICON GRAPHICS INTERNATIONAL CORP.

2005 EQUITY INCENTIVE PLAN